Exhibit 99.1

NEWS RELEASE

Contact:
Alliance Data
Tiffany Louder – Investor Relations
214-494-3048
tiffany.louder@alliancedata.com

Julie Prozeller – Analysts/Investors
FTI Consulting
212-850-5721
alliancedata@fticonsulting.com

Shelley Whiddon – Media
214-494-3811
shelley.whiddon@alliancedata.com
American Kennel Club Hillary Prim PR Director 212-696-8220 hap@akc.org

ALLIANCE DATA TO MAKE PET OWNERSHIP EVEN MORE REWARDING WITH
LAUNCH OF CREDIT CARD PROGRAM FOR THE AMERICAN KENNEL CLUB

•	Alliance Data Retail Services extends its reach in the co-brand affinity category
•	Program to leverage innovative capabilities for just-in-time acquisition and card personalization capabilities adding pet photos on the card

DALLAS – May 20, 2014 – Alliance Data Systems Corporation (NYSE: ADS), a leading global provider of data-driven marketing and loyalty solutions, today announced its Retail Services business, which manages more than 130 private label and co-brand credit programs, has signed a long-term agreement to provide co-brand affinity credit card services for The American Kennel Club (AKC, www.akc.org), the only non-profit registry of purebred dogs in the United States. Founded in 1884, the American Kennel Club and its affiliated organizations advance canine health and well-being, work to protect the rights of all dog owners and promote responsible dog ownership.

“Owners and enthusiasts who engage with the American Kennel Club are passionate about their dogs, and we want to give them even more reasons to choose AKC as a resource for all things pet-related. The new credit program will do just that by providing a platform for us to engage with our customers and reward them for their loyalty to the AKC,” said Daphna Straus, VP, business development at the American Kennel Club. “In partnership with Alliance Data Retail Services, we’ve designed a credit card program that will offer dog owners increased purchasing flexibility and added benefits to drive an even higher level of customer loyalty and satisfaction.”

Alliance Data will deliver a marketing-driven co-brand affinity credit program customized for the American Kennel Club designed to enrich the club’s relationship with its constituents. The American Kennel Club program will enable cardmembers to earn points for dollars spent using the credit card. Those points can then be redeemed for a variety of rewards. Cardmembers will be able to accelerate their earnings of points when they buy goods and services through AKC and when making other pet-related purchases with the card. The American Kennel Club will partner with Alliance Data Retail Services to better serve its customers through the use of advanced data analytics tools. The program will leverage Alliance Data’s real-time pre-screen capabilities, card personalization technology to enable dog owners to display their pet’s photo on their credit card, and on-site card acquisition technology at major canine competitions.

“For animal lovers, pets are cherished members of the family, and the American Kennel Club is the crown jewel of affinity programs for those pet-centric households. Given the AKC’s dedicated customer base and our commitment to extending the reach of Alliance Data’s expertise into the affinity category, we see this partnership as one with tremendous opportunity,” said Melisa Miller, president of Alliance Data Retail Services. “With the credit program as a platform, we’re going to help the American Kennel Club tap into the intense loyalty of its customers and fans with rewards and benefits that will help enhance its relationships and further its growth goals.”

About The American Kennel Club
The American Kennel Club, founded in 1884, is a not-for-profit organization which maintains the largest registry of purebred dogs in the world and oversees the sport of purebred dogs in the United States. The AKC is dedicated to upholding the integrity of its registry, promoting the sport of purebred dogs and breeding for type and function.  Along with its more than 5,000 licensed and member clubs and its affiliated organizations, the AKC advocates for the purebred dog as a family companion, advances canine health and well-being, works to protect the rights of all dog owners and promotes responsible dog ownership. More than 22,000 competitions for AKC-registered purebred dogs are held under AKC rules and regulations each year including conformation, agility, obedience, rally, tracking, herding, lure coursing, coonhound events, hunt tests, field and earthdog tests. Affiliate AKC organizations include the AKC Humane Fund, AKC Canine Health Foundation, AKC Reunite and the AKC Museum of the Dog.  For more information, visit www.akc.org.

AKC, American Kennel Club, the American Kennel Club seal and design, and all associated marks and logos are trademarks, registered trademarks and service marks of The American Kennel Club, Inc.

To become a fan of the AKC on Facebook, go to http://www.facebook.com/americankennelclub. To follow the AKC on Twitter, go to http://www.twitter.com/akcdoglovers.

About Alliance Data Retail Services
Alliance Data Retail Services is one of the nation’s leading providers of branded credit card programs, with more than 130 marketing-driven private label, co-brand and commercial programs in partnership with many of North America’s best-known brands. The business delivers upon its Know more. Sell more.® commitment by leveraging customer insight to drive sales for its client partners. Leveraging deep-rooted marketing expertise, transaction-based customer data, and advanced analytics, Alliance Data Retail Services creates turnkey, multichannel credit programs designed to help its clients develop stronger, more profitable customer relationships. Alliance Data Retail Services is part of the Alliance Data family of companies. To learn more about Alliance Data Retail Services, visit www.alliancedataretail.com.

About Alliance Data
Alliance Data® (NYSE: ADS) and its combined businesses is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today’s most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500 company headquartered in Dallas, Alliance Data and its three businesses employ approximately 12,000 associates at more than 80 locations worldwide. Alliance Data was named to FORTUNE magazine’s 2014 list of World’s Most Admired Companies.

Alliance Data consists of three businesses: Alliance Data Retail Services, a leading provider of marketing-driven credit solutions; Epsilon®, a leading provider of multichannel, data-driven technologies and marketing services; and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program. For more information about the company, visit our website, www.alliancedata.com, or follow us on Twitter via @AllianceData.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements
This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as "anticipate," "believe," "continue, " "could," "estimate," "expect," "intend, " "may, " "predict," "project," "would," and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise, except as required by law.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company's Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company's most recent Form 10-K.

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